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                                                                    Exhibit 4.71

 FIRST AMENDMENT TO THE PROCUREMENT AND INSTALLATION OF MSOAN DIVRE-I SUMATERA
          PACKAGE III NO. 425/HK820/ITS-00/2006 DATED 29 DECEMBER 2006

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
Parties:                1.   TELKOM; and

                        2.   PT Industri Telekomunikasi Indonesia ("INTI").

Preceding Agreement:    Main agreement No. 140/HK.810/ITS-00/2006 dated 29 June
                        2006.

Deadline of
Work Completion:        Not later than 19 December 2006.

Performance bond:       within 14 calendar days since 29 December 2006, INTI
                        must submit the performance bond in form of bank guarantee issued by government bank or private national bank or private foreign bank or surety bond issued by insurance company determined by TELKOM.
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